Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-131981 on Form S-8 of our reports dated March 15, 2010, relating to the financial statements and financial statement schedule of FreightCar America, Inc. and subsidiaries, and the effectiveness of FreightCar America, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of FreightCar America, Inc. for the year ended December 31, 2009.
Pittsburgh, Pennsylvania
March 15, 2010

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